Exhibit 10.1

GENERAL MOLY, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) dated as of March 21, 2019, is made and entered into by and among General Moly, Inc., a Delaware corporation (the “Company”), and each of the persons (each an “Investor” and collectively the “Investors”) whose names are set forth on the Schedule of Investors attached hereto as Exhibit A (the “Schedule of Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase, in aggregate, up to $900,000 of Preferred Shares (as defined below).

NOW, THEREFORE, In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

AGREEMENT

1.                                      Certain Definitions:

“1933 Act” means the Securities Act of 1933, as amended.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the Recitals.

“Audited Financial Statements” has the meaning set forth in Section 3.7(d).

“Blue Sky Laws” means any state securities or “blue sky” laws.

“Business Day” means any day other than a Saturday, Sunday or any other day on which The Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” has the meaning set forth in Section 3.2.

“Certificate of Designations” means the Certificate of Designations in the form that is attached hereto as Exhibit B.

“Certificate of Incorporation” has the meaning set forth in Section 3.2.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Notice” has the meaning set forth in Section 2.2.

“Common Stock” means the Company’s Common Stock, $0.001 par value per share, authorized as of the date hereof, and any stock of any class or classes (however designated) hereafter authorized upon reclassification thereof, which, if the Board of Directors declares a dividend or distribution, has the right to participate in the distribution of earnings and assets of the Company after the payment of dividends or other distributions on any shares of capital stock of the Company entitled to a preference and in the voting for the election of directors of the Company.

“Company” has the meaning set forth at the head of this Agreement and any corporation or other entity which shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder.  The term “corporation” shall include an association, joint stock company, business trust, limited liability company or other similar organization.

“Contemplated Transactions” has the meaning set forth in Section 3.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning set forth in Section 3.7(d).

“Governmental Body” shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature in the United States; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal) in the United States.

“Indemnified Party” has the meaning set forth in Section 6.2(b).

“Indemnifying Party” has the meaning set forth in Section 6.2(c).

“Investor” shall mean each Investor who purchases Securities hereunder.

“Investor Majority” shall mean (a) from the date hereof until the first Closing, Investors who have subscribed for a majority of the Preferred Shares then subscribed for and (b) thereafter, Investors (or their assignees in private transactions) who hold more than fifty percent (50%) of the Preferred Shares.

“Knowledge” shall mean, with respect to a particular fact or other matter, the knowledge, after reasonable investigation, of the Chief Executive Officer/Chief Financial Officer or Chief Operating Officer of the Company.

“Losses” has the meaning set forth in Section 6.2(b).

“Material Adverse Effect” has the meaning set forth in Section 3.1(a).

“Material Agreement” has the meaning set forth in Section 3.6.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

“Preferred Shares” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share, to be created pursuant to the Certificate of Designations.

“Rule 144” means Rule 144 promulgated under the 1933 Act or any successor or substitute rule, law or provision.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.7(a).

“Subsidiary” means any significant subsidiary (as defined under Rule 1.02(w) of Regulation S-X promulgated by the SEC) of the Company.

“Transaction Documents” means this Agreement and the Certificate of Designations.

“Unaudited Financial Statements” has the meaning set forth in Section 3.7(d).

“Underlying Securities” means the shares of Common Stock that are issuable from time to time issuable upon conversion of the Preferred Shares.

2.                                      Purchase and Sale of Securities.

2.1                               Sale and Issuance of Securities.

(a)                                 The Company shall sell to the Investors, and the Investors shall purchase from the Company, Preferred Shares at a price equal to $100.00 per share, from time to time as set forth in more detail below.

(b)                                 The pro rata percentage of Preferred Shares to be purchased by each Investor at any given closing of a purchase and sale of the Preferred Shares hereunder (each, a “Closing”) is set forth in the Schedule of Investors that is attached hereto as Exhibit A.

2.2                               Closings.  The Company shall provide written notice (each, a “Closing Notice”) to each Investor specifying the date for any desired Closing, as well as the amount of Preferred Shares to be issued and sold at each Closing.  Each Closing shall take place on the date specified in the corresponding Closing Notice (such date to be no less than three (3) Business Days after the date of such Closing Notice), or such other date thereafter, as shall be determined by the Company with the consent of the Investor Majority (the “Closing Date”).  Unless agreed to otherwise in writing by the Company and the Investor Majority: (a) no Closing Date may occur after June 30, 2019, (b) no Closing shall occur within 30 days of the most recent preceding Closing and (c) no single Closing shall be for greater than $300,000 of Preferred Shares.  The Closings shall each take place at the offices of Bryan Cave Leighton Paisner LLP, counsel to the Company, in Denver, Colorado, or at such other location as is mutually acceptable to the Investor Majority and the Company, subject to fulfillment of the conditions to the Closing set forth in the Agreement.  At the Closing:

(a)                                 each Investor purchasing Preferred Shares at each Closing shall deliver to the Company or its designees prior to each Closing by wire transfer or such other method of payment as the Company shall approve, an amount equal to the pro rata purchase price of Preferred Shares to be purchased by such Investor at such Closing; and

(b)                                 the Company shall deliver to each Investor the pro rata number of Preferred Shares registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Preferred Shares set forth opposite such Investor’s name on the signature page hereof.

2.3                               Investors’ Conditions to Closing.  The obligation of the Investors to complete the purchase of Preferred Shares at each Closing is subject to the Company delivering Preferred Shares as set forth in Section 2.2 and to fulfillment of the following conditions:

(a)                                 the representation and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to such Closing Date, and the Investors shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to such effect; and

(b)                                 the Company shall have executed and delivered all other documents reasonably requested by counsel for the Investors.

2.4                               Company’s Conditions to Closing.  The obligation of the Company to complete the sale of the Preferred Shares at each Closing is subject to fulfillment of the following conditions:

(a)                                 the representation and warranties of the Investors set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the applicable Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and

(b)                                 such Investors shall have performed in all material respects all covenants and other obligations required to be performed by them under this Agreement, if any, at or prior to the Closing Date.

3.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to each of the Investors as follows:

3.1                               Corporate Organization; Authority; Due Authorization.

(a)                                 The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own or lease its properties as and in the places where its business is now conducted and to carry on its business as now conducted, and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(b)                                 The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”).  This Agreement is and each of the other Transaction Documents will be on the Closing Date a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2                               Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (a) six hundred fifty million (650,000,000) shares of Common Stock, $0.001 par value, of which 137,526,132 shares are issued and outstanding and (b) ten million (10,000,000) shares of preferred stock, $0.001 per value, of which none are issued and outstanding, 55,000 of which have been designated as the

Preferred Shares of which have been designated as the Preferred Shares.  Except as contemplated by this Agreement or as set forth in the SEC Documents, there are (A) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (B) no preemptive rights contained in the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Company’s Amended and Restated Bylaws (the “Bylaws”) or contracts to which the Company is a party or other rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Preferred Shares and the Underlying Securities, and (C) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights to acquire any equity securities of the Company.  Except as set forth in the SEC Documents, no Persons have any anti-dilution rights of any kind, whether triggered by the Contemplated Transactions or otherwise.  To the Company’s Knowledge, except as set forth in the SEC Documents, none of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding.  Except as set forth in the SEC Documents, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

3.3                               Validity of Securities.  The issuance of the Preferred Shares has been duly authorized by all necessary corporate action on the part of the Company. The Certificate of Designations has been duly authorized by all necessary corporate action on the part of the Company and duly filed with the Secretary of State of the State of Delaware.

3.4                               Underlying Securities.  (a) The issuance of the Underlying Securities upon conversion of the Preferred Shares has been duly authorized, (b) the Underlying Securities prior to such conversion will have been duly reserved for issuance upon such exercise and (c) when so issued, the Underlying Securities will be validly issued, fully paid and non-assessable.

3.5                               Brokers and Finders. The Company has not retained any broker, investment banker or finder in connection with the Contemplated Transactions and will not owe any fees to any broker, investment banker or finder under a tail or similar covenant from an earlier engagement or financing.

3.6                               No Conflict; Required Filings and Consents.

(a)                                 The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation or the Bylaws of the Company or its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or of any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries or any property or asset of the Company or of any of its Subsidiaries is bound or affected (the “Material Agreements”); except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

(b)                                 The execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require, on the part or in respect of the Company, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the SEC and applicable requirements, if any, of the Exchange Act or Blue Sky Laws, and any approval required by applicable rules of the markets in which the Company’s securities are traded.

3.7                               SEC Documents; Financial Statements.

(a)                                 The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement:

(i)                                     the Company’s Annual Report on Form 10-K for the year ended December 31, 2018; and

(ii)                                  the Company’s Current Reports on Form 8-K filed on January 22, 2019 and March 15, 2019.

(b)                                 The Company has filed all forms, reports and documents required to be filed by it with the SEC for the 12 months preceding the date of this Agreement, including without limitation the SEC Documents.  As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the 1933 Act, the Exchange Act, and the rules and regulations thereunder.

(c)                                  The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, includes audited consolidated balance sheets as of December 31, 2018 and 2017, consolidated statements of operations and consolidated statements of cash flows for the one year periods then ended (the “Financial Statements”).

(d)                                 The Financial Statements (including the related notes and schedules thereto) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

3.8                               Corporate Documents.  The Company’s Certificate of Incorporation and Bylaws, each as amended to date, which are certified as of the Closing Date are true, correct and complete and contain all amendments thereto.

4.                                      Representations and Warranties of the Investors.  Each Investor represents and warrants to the Company as follows:

4.1                               Authorization.  Such Investor (x) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (y) if applicable, has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions.  This Agreement is and each of the other Transaction Documents will be upon the execution and delivery by such Investor, a valid and binding obligation of such Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

4.2                               Brokers and Finders.  Such Investor has either not retained an investment banker, broker or finder, or has provided the name and information concerning such entity to the Company on or prior to the Closing Date.

4.3                               No Governmental Review.  Such Investor understands that no United States Federal or state agency or any other Governmental Body has passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Preferred Shares nor has any agency or other Governmental Body passed upon or endorsed the merits of the offering of the Preferred Shares.

4.4                               Accredited Investor Status. As more fully set forth in the Accredited Investor Questionnaire to be delivered by the Investor to the Company in the form attached hereto as Exhibit C, the Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Preferred Shares Act.  The information provided by the Investor in the Questionnaire is true, complete and correct in all respects.

4.5                               No Conflict; Required Filings and Consents.

(a)                                 The execution, delivery and performance of this Agreement and the other Transaction Documents by each Investor do not, and the consummation by such Investor of the Contemplated Transactions will not, (i) if such Investor is an entity, conflict with or violate the certificate of incorporation or the bylaws (or equivalent or comparable documents) of such Investor, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Investor or by which any property or asset of such Investor is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Investor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Investor is a party or by which such Investor or any property or asset of such Investor is bound or affected; except, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent such Investor from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect.

(b)                                 The execution and delivery of this Agreement and the other Transaction Documents by each Investor do not, and the performance of this Agreement and the other Transaction Documents and the consummation by such Investor of the Contemplated Transactions will not, require, on the part or in respect of such Investor, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body.

5.                                      Securities Laws.

5.1                               Securities Laws Representations and Covenants of Investors.

(a)                                 Each Investor represents and warrants to the Company that: this Agreement is made by the Company with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Preferred Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investors would constitute an “underwriter” under the 1933 Act; provided that this representation and warranty shall not limit (i) the Investor’s right to sell the Underlying Securities in compliance with an exemption from registration under the 1933 Act and in compliance with all applicable federal securities laws and Blue Sky Laws or (ii) the Investor’s rights to indemnification under this Agreement.

(b)                                 Each Investor understands and acknowledges that (i) the offering of the Preferred Shares pursuant to this Agreement will not be registered under the 1933 Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Preferred Shares are exempt from registration and qualification, respectively, under the 1933 Act and the Blue Sky Laws, (ii) nothing in this Agreement or any of the other Transaction Documents or in any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of Securities constitutes legal, tax or investment advice, (iii) such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities and (iv) if the Preferred Shares have not been registered under the 1933 Act and Rule 144 is not applicable, any resale of the Preferred Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

(c)                                  Each Investor covenants that, unless the Preferred Shares, the Underlying Securities or any other shares of capital stock of the Company received in respect of the foregoing have been registered, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (i) such disposition will not require registration under the 1933 Act and (ii) appropriate action necessary for compliance with the 1933 Act, all applicable Blue Sky Laws and any other applicable state, local or foreign law has been taken; provided, however, that if an Investor provides such an opinion reasonably satisfactory in form and substance to the Company, the Company will bear the reasonable expense thereof.

(d)                                 Each Investor represents to the Company that: (i) such Investor is able to fend for itself in the Contemplated Transactions; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Preferred Shares and has so evaluated the merits and risks of such investment; (iii) such Investor has the ability to bear the economic risks of such Investor’s prospective investment and can afford the complete loss of such investment; (iv) such Investor has had an opportunity to review the SEC Documents, together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information contained therein or otherwise supplied to such Investor so that such Investor can make an informed investment decision with respect to an investment in the Preferred Shares; (v) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company; and (vi) such Investor is not subscribing to purchase the Preferred Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a Person not previously known to such Investor in connection with investments in securities generally.

(e)                                  Each Investor represents to the Company that: such Investor: (i) was qualified at the time such Investor was offered the Preferred Shares, (ii) qualifies on the date hereof, and (iii) will qualify on the Closing Date, as an “accredited investor” as such term is defined under Rule 501 promulgated under the 1933 Act.

(f)                                   By acceptance hereof, each Investor acknowledges that the Preferred Shares, the Underlying Securities and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the 1933 Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

(g)                                  In connection with any transfer of Securities made by each Investor in compliance with the provisions of this Agreement, such Investor will cause each proposed transferee of such Securities to agree and take hold such Securities subject to the provisions of this Agreement.

(h)                                 The representations, warranties and covenants of each Investor in this Agreement are made severally and not jointly.

5.2                               Legends.  All certificates for the Preferred Shares and the Underlying Securities, and each certificate representing any shares of capital stock of the Company or other securities or property received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend, unless such securities have been registered under the 1933 Act:

“THE PREFERRED SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.                                      Additional Covenants of the Company.

6.1                               Reports, Information, Securities.

(a)                                 The Company shall cooperate with each Investor in supplying such information as may be reasonably requested by such Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of the safe harbor pursuant to Rule 144 for the sale of any of the Preferred Shares, the Underlying Securities and shares of capital stock of the Company received in respect of the foregoing.

(b)                                 The Company shall keep reserved for issuance a sufficient number of authorized but unissued shares of Common Stock (or other securities or property into which the Preferred Shares are then convertible) so that the Preferred Shares may be converted or exercised to purchase Common Stock (or such other securities or property) at any time.

6.2                               Expenses; Indemnification.

(a)                                 The Company agrees to pay on the Closing Date and save the Investors harmless against liability for (i) the payment of any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement, and the issue and sale of any Securities and the Underlying Securities, (ii) the expense of preparing and issuing the certificates for the Preferred Shares and the Underlying Securities, and (iii) the cost of delivering the Preferred Shares and the Underlying Securities of each Investor to such Investor’s address, insured in accordance with customary practice.  Each Investor shall be responsible for its out-of-pocket expenses arising in connection with the Contemplated Transactions.

(b)                                 The Company hereby agrees and acknowledges that the Investors have been induced to enter into this Agreement and to purchase the Preferred Shares hereunder, in part, based upon the representations, warranties, agreements and covenants of the Company contained herein.  The Company hereby agrees to pay, indemnify and hold harmless the Investors (each, an “Indemnified Party”) against all claims, losses and damages resulting from any and all legal or administrative proceedings, including without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith (but in no event for more than one law firm, selected by the Investor Majority, for all the Investors) (collectively, “Losses”), resulting from a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any agreement or covenant made herein;

(c)                                  As soon as reasonably practicable after receipt by any Indemnified Party of notice of any Losses in respect of which the Company (the “Indemnifying Party”) may be required to provide indemnification thereof under this Section 6.2, the Indemnified Party shall give written notice thereof to the Indemnifying Party.  The Indemnified Party may, at its option, claim indemnity under this Section 6.2 as soon as a claim has been threatened by a third party, regardless of whether any actual Losses have been suffered, so long as counsel for such Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnifying Party may be required to provide indemnification therefor as a result thereof and shall give notice of such determination to the Indemnifying Party.  The Indemnified Party shall permit the Indemnifying Party at the Indemnifying Party’s option and expense, to assume the defense of any such claim by counsel mutually and reasonably satisfactory to the Indemnifying Party and a majority in interest of the Indemnified Parties and to settle or otherwise dispose of the same; provided, however, that each Indemnified Party may at all times participate in such defense at such Indemnified Party’s expense; and provided further, however, that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party, consent to the entry of any judgment or settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to such Indemnified Party of a release of all liabilities in respect of such claim.  If the Indemnifying Party does not promptly assume the defense of such claim or if any such counsel is unable to represent one or more of the Indemnified Parties due to a conflict of interest, then an Indemnified Party may assume, to the extent separable, the defense of such portion of the claim as to which the conflict arose (and, if not separable, the entire claim) and be entitled to indemnification and prompt reimbursement from the Indemnifying Party for such Indemnified Party’s reasonable costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys’ fees and expenses (not to exceed the cost of more than one law firm for all Investors).  Such fees and expenses shall be reimbursed to the Indemnified Parties as soon as practicable after submission of invoices to the Indemnifying Party.

6.3                               Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Preferred Shares as required under Regulation D promulgated under the 1933 Act and to promptly provide a copy thereof to the Investor who requests a copy after such filing by reference to the web site www.sec.gov maintained by the SEC.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Preferred Shares for sale to the Investors at Closing pursuant to this Agreement under the applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and if requested by an Investor, shall provide evidence of any such action so taken.  The Company shall make such filings and reports relating to the offer and sale of the Preferred Shares, including but not limited to Form D if required in any state, as required under applicable Blue Sky laws following or on the Closing Date.  No Investor shall incur any costs or expenses relating to Form D or such filings under applicable Blue Sky laws.

6.4                               Listing on Securities Exchanges.  In furtherance and not in limitation of any other provision of this Agreement, during any period of time in which the Company’s Common Stock is listed on any national securities exchange, the Company will, at its expense, exercise its best efforts to simultaneously list on such exchange, upon conversion of the Preferred Shares, and maintain such listing, all Underlying Securities.

6.5                               Use of Proceeds.  The Company shall use the proceeds from the offering and sale of Preferred Shares hereunder for general corporate purposes.

7.                                      Miscellaneous.

7.1                               Entire Agreement; Successors and Assigns.  This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties or representations (express or implied)

or agreements or covenants except as specifically set forth herein or therein.  This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the subject matter hereof and thereof.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.2                               Survival of Representations and Warranties.  Notwithstanding any right of the Investors fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by any Investor pursuant to such right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement.  All such representations and warranties of the Company contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect until the earlier of (a) the date that is one year after the Closing and (b) the sale of all of the Underlying Securities pursuant to Rule 144 under the 1933 Act or an effective registration statement under the 1933 Act covering the Underlying Securities.  All representations and warranties of the Investors contained in this Agreement shall survive the execution and delivery of this Agreement and the applicable Closing hereunder and shall continue in full force and effect until the date that is one year after the Closing.  The covenants of the Investors and the Company set forth in this Agreement shall survive the applicable Closing.

7.3                               Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.  The parties hereto hereby agree to be subject to the exclusive personal jurisdiction in the federal and state courts of the State of Colorado or the State of Delaware and any award which may be enforced in regard to this Agreement may be enforced in such federal and state courts of the State of Colorado or the State of Delaware.  Each of the parties hereto hereby agrees to irrevocably and unconditionally waive trial by jury in any judicial proceeding between or among the parties arising out of or related to the Contemplated Transactions.

7.4                               Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5                               Headings.  The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

7.6                               Notices.  Any notice required or permitted to be given under this Agreement by any party shall be sufficiently given if delivered either (a) by electronic mail at such party’s electronic email address set forth below, or (b) by nationally recognized overnight express company, at such party’s physical address set forth below.  All such notices and other communications shall, when mailed by means of any nationally recognized overnight express company, be effective when delivered to the notice address (as evidenced by any signature for delivery at the notice address), or, if sent by electronic mail during the recipient’s normal business hours, when such notice is sent, and if such notice is sent by electronic mail after the recipient’s normal business hours, then on the next day.  Either party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 7.6.

7.7                               Rights of Transferees.  Any and all rights and obligations of each of the Investors herein incident to the ownership of Securities or the Underlying Securities shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof; provided, however, that no Investor may transfer or assign its rights under this Agreement (other than to an Affiliate) between the date of this Agreement and the Closing Date.

7.8                               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

7.9                               Fees and Expenses.  Each party hereto shall pay its own (and its Affiliates’) legal, accounting and other fees, costs and expenses in connection with the Contemplated Transactions, including the fees, costs and expenses of their respective advisors or other representatives in connection with consultation or communication with or other assistance to the other party or its advisors or representatives.

7.10                        Amendments and Waivers.  Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor Majority.  Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon each Investor, each holder of any Securities at the time outstanding (including without limitation securities into which any such Securities are convertible or exercisable), each future holder thereof, and the Company.

7.11                        Construction.  Words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa as the context requires.  The words “herein,” “hereinafter,” “hereunder” and words of similar import used in this Agreement shall, unless otherwise stated, refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “or” and “any” are not exclusive.  All references to “$” in this Agreement and the other agreements contemplated hereby shall refer to United States dollars (unless otherwise specified expressly).  Any reference to any gender includes the other genders.

[Remainder of page intentionally left blank; signature page attached.]

IF the PREFERRED SHARES will be held as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY, please complete the following:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Bruce D. Hansen
Print Name of Purchaser

/s/ Bruce D. Hansen
Signature of Purchaser

Social Security Number

Bong T. Hansen
Print Name of Spouse or Other Purchaser

/s/ Bong T. Hansen
Signature of Spouse or Other Purchaser

Social Security Number

Address and Fax Number

E-mail Address

State of Domicile:	Colorado

Accepted and Agreed to as of the date first above written:

GENERAL MOLY, INC.		Address for notices: 1726 Cole Blvd., Suite 115 Lakewood, CO 80401
By:	/s/ R. Scott Roswell	Attention: R. Scott Roswell
Telephone: (303) 928-8599
Name:	/s/ R. Scott Roswell	Email: sroswell@generalmoly.com

Title:	Chief Legal Officer	with a copy to:
Bryan Cave Leighton Paisner LLP
Date:	March 28, 2019	1700 Lincoln Street, Suite 4100
Denver, CO 80203
Attention: Charles D. Maguire, Jr.
Telephone: (303) 866-0550
Email: charles.maguire@bclplaw.com

[Signature Page to Securities Purchase Agreement]

IF the PREFERRED SHARES will be held as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY, please complete the following:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Robert I. Pennington
Print Name of Purchaser

/s/ R. Pennington
Signature of a Purchaser

Social Security Number

Dolores R. Pennington
Print Name of Spouse or Other Purchaser

/s/ Dolores R. Pennington
Signature of Spouse or Other Purchaser

Social Security Number

Address and Fax Number

State of Domicile:	Arizona

Accepted and Agreed to as of the date first above written:

GENERAL MOLY, INC.		Address for notices: 1726 Cole Blvd., Suite 115 Lakewood, CO 80401
By:	/s/ R. Scott Roswell	Attention: R. Scott Roswell
Telephone: (303) 928-8599
Name:	/s/ R. Scott Roswell	Email: sroswell@generalmoly.com

Title:	Chief Legal Officer	with a copy to:
Bryan Cave Leighton Paisner LLP
Date:	March 28, 2019	1700 Lincoln Street, Suite 4100
Denver, CO 80203 Attention: Charles D. Maguire, Jr. Telephone: (303) 866-0550 Email: charles.maguire@bclplaw.com

[Signature Page to Securities Purchase Agreement]

Exhibit A

Schedule of Investors

INVESTOR NAME	PERCENTAGE OF SHARES PURCHASED

Bruce D. Hansen	88.9%
Robert I. Pennington	11.1%
TOTAL:	100%

Exhibit B

Form of Certificate of Designations

Exhibit C

Accredited Investor Questionnaire

To ensure that the Preferred Shares are sold pursuant to an appropriate exemption from registration under applicable Federal and State securities laws, the Investor is furnishing certain additional information by checking each boxes below preceding any statement below that is applicable to the Investor.  The Investor certifies that the information contained in each of the following checked statements (to be checked by the investor only if applicable) is true and correct and hereby agrees to notify the Company of any changes that may occur in such information prior to the Company’s acceptance of any subscription.

1.                                      [  ]                                            The Investor is a natural person whose individual net worth or joint net worth with his or her spouse as of the date hereof is in excess of $1,000,000. For purposes of this item 1, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Preferred Shares are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Preferred Shares.

2.                                      [  ]                                            The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recently completed years or joint income with his or her spouse in excess of $300,000 in each of those years and has reasonable expectation of reaching the same income level in the current year.

3.                                      [  ]                                            The Investor is a director or an executive officer of the Company.

4.                                      [  ]                                            The Investor is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of investing in the Preferred Shares, with total assets in excess of $5,000,000.

5.                                      [  ]                                            The Investor is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Preferred Shares, and the investment in the Preferred Shares is being directed by a sophisticated person, which, for purposes of this representation, means a person who has such knowledge and experience in financial and business matters that the person is capable of evaluating the merits and risks of the prospective investment in the Preferred Shares

6.                                      [  ]                                            The Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), and either the decision to invest in the Preferred Shares has been made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, investment decisions are made solely by persons who are accredited investors.

7.                                      [  ]                                            The Investor is a private business development company as defined in Section 202 (a)(22) of the Investment Advisers Act of 1940.

8.                                      [  ]                                            The Investor is a bank, as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

9.                                      [  ]                                            The Investor is a broker or dealer registered pursuant to Section 15 of the Preferred Shares Exchange Act of 1934, as amended.

10.                               [  ]                                            The Investor is an insurance company as defined in Section 2(13) of the Act.

11.                               [  ]                                            The Investor is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

12.                               [  ]                                            The Investor is a Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

13.                               [  ]                                            The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

14.                               [  ]                                            The Investor is an entity in which each of the equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.   If you checked this Item 14, please complete the following part of this question:

(1) List all equity owners:

(2) What is the type of entity?